AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2010

REGISTRATION NOS. 333-113648, 33-31642, 33-28595, 33-21964 and 2-72176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-113648)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-31642)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 33-28595)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 33-21964)

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 (NO. 2-72176)

REGISTRATION STATEMENTS UNDER

THE SECURITIES ACT OF 1933

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	82-0100960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 SHUMAN BLVD NAPERVILLE, ILLINOIS	60563
(Address of Principal Executive Offices)	(Zip Code)

OFFICEMAX, INC. SAVINGS PLAN

BOISE CASCADE CORPORATION RETIREMENT SAVINGS PLAN

BOISE CASCADE CORPORATION SAVINGS AND SUPPLEMENTAL RETIREMENT PLAN

BOISE CASCADE CORPORATION QUALIFIED EMPLOYEE SAVINGS TRUST

(Full title of the plans)

SUSAN WAGNER-FLEMING

SENIOR VICE PRESIDENT, SECRETARY, AND ASSOCIATE GENERAL COUNSEL

OFFICEMAX INCORPORATED

263 SHUMAN BLVD

NAPERVILLE, ILLINOIS 60563

(630) 438-7800

(Name, address and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

OfficeMax Incorporated, a Delaware corporation (the “Company”), is filing:

•

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-113648) pertaining to the OfficeMax, Inc. Savings Plan (the “OMX Plan”) originally filed by the Company on March 16, 2004;

•

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-31642) pertaining to the Boise Cascade Corporation Retirement Savings Plan (the “RSP”) originally filed by the Company on October 18, 1989;

•

Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 33-28595) pertaining to the Boise Cascade Corporation Savings and Supplemental Retirement Plan (the “SSRP”) originally filed by the Company on May 8, 1989;

•

Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 33-21964) pertaining to the Boise Cascade Corporation Qualified Employee Savings Trust (the “Quest”) originally filed by the Company on May 18, 1988; and

•

Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (No. 2-72176) pertaining to the SSRP because the Retirement Committee of the Company has eliminated the OfficeMax Company Stock Fund (the “Fund”) as an investment fund available under the OfficeMax Savings Plan. Effective December 31, 2004, the Company merged the Quest, RSP, and OMX Plan into the SSRP. This left the Company with the SSRP, which was renamed the OfficeMax Savings Plan effective January 1, 2005. Following the removal of the Fund, participants may purchase Company common stock by investing their funds though a brokerage account investment option offered under the OfficeMax Savings Plan. The OfficeMax Savings Plan, as amended and restated as of January 1, 2009, is attached to this filing as Exhibit 4.1.

The Deferred Compensation Obligations registered under the Registration Statement on Form S-8 (Registration No. 333-113648) pertaining to the OfficeMax, Inc. Executive Savings Deferral Plan II (the “ESDP”) originally filed by the Company on March 16, 2004 will continue to be available for issuance after the filing of this Post-Effective Amendment No. 1 to such Registration Statement. The ESDP was renamed the OfficeMax Incorporated Savings Deferral Plan effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, OfficeMax Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on October 26, 2010.

OfficeMax Incorporated

By	/s/ Sam K. Duncan
Sam K. Duncan
Chief Executive Officer

Dated: October 26, 2010

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to registration statements have been signed below by the following persons, on behalf of the registrant and in the capacities indicated, on October 26, 2010.

	Signature	Capacity

(i)	Principal Executive Officer:

Chief Executive Officer
/s/ Sam K. Duncan
Sam K. Duncan

(ii)	Principal Financial Officer:

Executive Vice President, Finance,
	/s/ Bruce Besanko	Chief Financial Officer and Chief Administrative Officer
Bruce Besanko

(ii)	Principal Accounting Officer:

Senior Vice President, Finance and
	/s/ Deborah A. O’Connor	Chief Accounting Officer
Deborah A. O’Connor

(iii)	Directors:

	/s/ Dorrit J. Bern	/s/ Sam K. Duncan
	Dorrit J. Bern	Sam K. Duncan

	/s/ Warren F. Bryant	/s/ Rakesh Gangwal
	Warren F. Bryant	Rakesh Gangwal

	/s/ Joseph M. DePinto	/s/ Francesca Ruiz de Luzuriaga
	Joseph M. DePinto	Francesca Ruiz de Luzuriaga

	/s/ David M. Szymanski	/s/ William J. Montgoris
	David M. Szymanski	William J. Montgoris

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused these post-effective amendments to registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on October 26, 2010.

OfficeMax Savings Plan

By	/s/ Jeffrey M. Johnson
Jeffrey M. Johnson Chair, OfficeMax Incorporated Retirement Committee

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

4.1*	OfficeMax Savings Plan

*	filed herewith

5